SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 11, 2005

SILICON GRAPHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 960-1980

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 12, 2005, Silicon Graphics, Inc. (the “Company”) disclosed that it had received a notice of default with respect to the 6.125% Convertible Subordinated Debentures due 2011 (the “2011 Debentures”) that it assumed in 1996 in connection with its acquisition of Cray Research, Inc.  As a result of the notice and the expiration of the applicable cure period, the holder who delivered the notice may now seek to accelerate the maturity of the 2011 Debentures.  A copy of the July 12, 2005 news release disclosing the notice of default is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

99.1	Copy of the Company’s July 12, 2005 news release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: July 12, 2005	By:	/s/ Sandra M. Escher
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

99.1	Copy of the Company’s July 12, 2005 news release.